UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

DOLLAR FINANCIAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50866	23-2636866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1436 Lancaster Avenue Berwyn, Pennsylvania		19312-1288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code:   (610) 296-3400

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 27, 2005, Dollar Financial Corp. (the “Company”) and the selling stockholders named therein (the “Selling Stockholders”) entered into an underwriting agreement with Piper Jaffray & Co. and Jefferies & Company, Inc., as the representatives of the several underwriters named therein, for the sale by the Company to the public of 7,378,125 shares of its common stock, par value $0.001 per share (“Common Stock”), and the sale by one of the Selling Stockholders to the public of 121,875 shares of Common Stock, in each case at $16.00 per share.  According to the terms of the underwriting agreement, the underwriters will receive an underwriting discount equal to $1.12 per share.  The Selling Stockholders have granted to the underwriters an option, exercisable for 30 days from the date of the final prospectus, to purchase up to 1,125,000 additional shares of its common stock at the public offering price less the underwriting discount.  The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with the offering.  The underwriting agreement is filed herewith as Exhibit 1.1 and is incorporated herein by this reference.  The Company’s press release, dated January 28, 2005, relating to the offering is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

The underwriters have, from time to time, engaged in transactions with or performed services for the Company in the ordinary course of their business.  Jefferies & Company, Inc., which is one of the underwriters in the offering of common stock referenced above, acted as an underwriter in the November 2003 offering by the Company’s subsidiary, Dollar Financial Group, Inc., of 9.75% senior notes due 2011.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 27, 2005, Michael Koester and Muneer Satter notified the Company that they resigned as directors of the Company.

Effective January 27, 2005, David Golub and David Jessick were elected as directors of the Company to fill the vacancies resulting from the resignations of Messrs. Koester and Satter.  Each of Messrs. Golub and Jessick is expected to be elected to the audit committee and the corporate governance and nominating committee of the Company’s board of directors.  Mr. Jessick is expected to join the audit committee as its chairman.  Mr. Golub is expected to join the corporate governance and nominating committee as its chairman.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement dated as of January 27, 2005, by and among Dollar Financial Corp., Piper Jaffray & Co. and Jefferies & Company, Inc., as representatives of the several underwriters named therein, and the selling stockholders named therein (incorporated by reference to Amendment No. 10 to the Registration Statement on Form S-1 filed by the Company on January 27, 2005, File No. 333-113570).

Exhibit 99.1	Press release dated January 28, 2005, issued by Dollar Financial Corp.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.
(Registrant)

Date: January 31, 2005	By:	/s/ Donald F. Gayhardt
Donald F. Gayhardt
President

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement dated as of January 27, 2005, by and among Dollar Financial Corp., Piper Jaffray & Co. and Jefferies & Company, Inc., as representatives of the several underwriters named therein, and the selling stockholders named therein (incorporated by reference to Amendment No. 10 to the Registration Statement on Form S-1 filed by the Company on January 27, 2005, File No. 333-113570).

Exhibit 99.1	Press release dated January 28, 2005, issued by Dollar Financial Corp.